*In  accordance  with  Rule
                                                    462   of   the   Securities
                                                    Exchange  Act of 1933,  the
                                                    Registrant   requests  that
                                                    this Registration Statement
                                                    become immediately effective
                                                    upon filing.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          Forest City Enterprises, Inc.
  ------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
  ------------------------------------------------------------------------------
            (State or Other Jurisdiction of Incorporation or Organization)

                                  34-0863886
  ------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

         1100 Terminal Tower, 50 Public Square, Cleveland, Ohio 44113-2203
  ------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

          Forest City Enterprises, Inc. 1994 Stock Option Plan
  ------------------------------------------------------------------------------
                              (Full Title of Plan)

FCE Statutory Agent, Inc, 50 Public Square, Ste 1100, Cleveland, Ohio 44113-2203
  ------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (216)621-6060
  ------------------------------------------------------------------------------
               (Telephone Number, Including Area Code, of Agent for Service)

                     Facing page continued on following page
                             Exhibit Index on Page 7
                   Total Number of pages in original is 31



-------------------- -------------- ------------ ------------ ---------------
Title of Securities   Amount to be      (1)        Proposed       Amount of
to be Registered       Registered     Proposed      Maximum     Registration
                                       Maximum     Aggregate        Fee
                                      Offering
 ------------------- -------------- ------------ ------------ ---------------
-------------------- -------------- ------------ ------------ ---------------
 Class A Common        Total # of   $57,608,225  $57,608,225    $16,994.43
Shares Par Value 33-    shares
1/3 cents per share     2,250,000
-------------------- -------------- ------------ ------------ ---------------


(In addition, pursuant statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Rule 416(b) under the Securities Act of 1933, this registration plan(s) described herein).

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h)under the Securities Act of 1933, on the basis of 347,400 shares with an option exercise price of $14.375/share, 387,200 shares with an option exercise price of $28.50/share and the remaining shares on the basis of the average of the high and low sales prices of the Class A Common Stock on August 14, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

     Forest City Enterprises, Inc. (the "Company") hereby incorporates herein by reference the following documents which previously have been filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Company's Annual Report on Form 10-K for its fiscal year ended January 31, 1997;

          (b) The Company's Quarterly Reports on Form 10-Q for its fiscal quarters ending April 30, 1997, July 31, 1997, October 31, 1997 and April 30, 1998 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); and

          (c)  The Company's Form 8-K filed March 6, 1998;

          (d) The Company's Form 11-K regarding the Company's Employee Savings Plan filed June 1997 and June 1998, and the Company's Form 11-K regarding the Forest City Trading Group, Inc. Retirement Savings Plan filed June 1997 and June 1998;

          (e)  The Company's S-3 dated as of February 27, 1998;

          (f)  The Company's Prospectus Supplement dated as of March 10, 1998;

          (g) The description of the Company's Class A Common Stock contained in the Company's Form 10 Registration Statement (Commission File Number 1-4372) and all amendments and reports filed for the purpose of updating that description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration
Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 5.           Interests of Named Experts and Counsel.

         William M. Warren has rendered a legal opinion, filed with the Exhibits as Exhibit 5, with respect to the legality of any original issuance of securities in connection with the 1994 Stock Option Plan registered hereunder. Mr. Warren is the Senior Vice President, General Counsel and Assistant Secretary of the Company. Mr. Warren owns 300 shares of Class A Common Stock held in a street name. He also holds options to purchase up to 21,600 shares of Class A Common Stock. Mr. Warren beneficially owns approximately 603 shares of Class A Common Stock under the Company's Employee Savings (401K) Plan.

Item 6.           Indemnification of Directors and Officers.

         Section 1701.13(E) of the Ohio Revised Code authorizes the indemnification of officers and directors in defense of any civil, criminal, administrative or investigative proceeding. Article VI of the Code of Regulations of the Company provides for the indemnification in terms consistent with the statutory authority, and the Company maintains insurance covering certain liabilities of the directors and the elected and appointed officers of the Company and its subsidiaries.

Item 8.           Exhibits.

         Exhibit Number                     Exhibit Description

          4.1 Amended Articles of Incorporation of Forest City Enterprises, Inc. adopted as of October 11, 1983, incorporated by reference to
               Exhibit 3.1 to the Company's Form 10-Q for the quarter ended October 31, 1983.

          4.2 Certificate of Amendment by Shareholders to the Amended Articles of Incorporation of Forest City Enterprises, Inc. dated June 24, 1997, incorporated by reference to Exhibit 4.14 to the Company's Registration Statement on Form S-3 (Registration No. 333-41437).

          4.3 Certificate of Amendment by Shareholders to the Amended Articles of Incorporation of Forest City Enterprises, Inc. dated June 16, 1998 (filed herewith).

          4.4 Amended Code of Regulations of Forest City Enterprises, Inc., as amended June 14, 1994, incorporated by reference to Exhibit 3.2 to the Company's Form 10-K for the fiscal year ended January 31, 1997 (File No. 1-4372).

          4.5 Specimen certificate of Class A Common Shares issued by Forest City Enterprises, Inc. (filed herewith).

          4.6 1994 Stock Option Plan, including forms of Incentive Stock Option Agreement and Non-qualified Stock Option Agreement, incorporated by reference to Exhibit 10.11 to the Company' Form 10-K for the year ended January 31, 1997 (File No. 1-4372).

          4.7 First Amendment to the Forest City Enterprises, Inc. 1994 Stock Option Plan dated as of June 9, 1998 (filed herewith).

          4.8 First Amendment to Stock Option Agreement for Incentive Stock Option Agreement and Non-qualified Agreement (filed herewith).

          5 Opinion Letter of William M. Warren regarding legality of shares being issued (filed herewith).

          23.1 Consent of PriceWaterhouseCoopers, Independent Public Accountants

          23.2 Consent of William M. Warren (included in his opinion filed as Exhibit 5 hereto).

          24   Powers of Attorney (filed herewith).

Item 9.           Undertakings.

(a)      The undersigned Registrant hereby undertakes:

     (1) To file, during any period of which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided,  however,  that  paragraphs  (a)(1)(i)  and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 19th day of August, 1998.

                               FOREST CITY ENTERPRISES, INC.
                                  (Registrant)

                                By:      /s/ THOMAS G. SMITH
                                Thomas G. Smith, Senior Vice
                                President, Chief Financial Officer and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.*



/s/ CHARLES A. RATNER         Chief Executive Officer, President and Director
Charles A. Ratner


/s/ THOMAS G. SMITH           Chief Financial Officer, Senior Vice President and
Thomas G. Smith               Secretary


/s/ WILLIAM M. WARREN         General Counsel, Assistant Secretary and Senior
William M. Warren             Vice President


/s/ JAMES A. RATNER           Executive Vice President and Director
James A. Ratner


/s/ RONALD A. RATNER          Executive Vice President and Director
Ronald A. Ratner


/s/ LINDA M. KANE             Vice President - Corporate Controller
Linda M. Kane

/s/ MINTA A. MONCHEIN         Vice President - Human Resources
Minta A. Monchein


/s/ SAMUEL H. MILLER          Treasurer, Co-Chairman of the Board and Director
Samuel H. Miller


/s/ ALLAN C. KRULAK           Vice President - Director of Community Affairs
Allan C. Krulak


/s/ ALBERT B. RATNER          Co-Chairman of the Board and Director
Albert B. Ratner


/s/ BRIAN J. RATNER           Senior Vice President-Development and Director
Brian J. Ratner


/s/ SCOTT S. COWEN            Director
Scott S. Cowen


/s/ MICHAEL P. ESPOSITO, JR.  Director
Michael P. Esposito, Jr.


/s/ JERRY V. JARRETT          Director
Jerry V. Jarrett


/s/ DEBORAH RATNER SALZBERG   Director
Deborah Ratner Salzberg


/s/ JOAN K. SHAFRAN           Director
Joan K. Shafran


/s/ J MAURICE STRUCHEN        Director
J Maurice Struchen

     *Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

                                  EXHIBIT INDEX


Exhibit Number         Exhibit Description                   Page Number

4.1     Articles of Incorporation of Forest City            Incorporated
        Enterprises, Inc. and all amendments thereto        by reference

4.2     Certificate of Amendment by Shareholders to         Incorporated
        the Amended Articles of Incorporation (6/24/97)     by reference

4.3     Description of Certificate of Amendment by                 8
        Shareholders to the Amended Articles of
        Incorporation (6/16/98)

4.4     Amended Code of Regulations of Forest City          Incorporated
        Enterprises, Inc.                                   by reference

4.5     Description of specimen certificate of                     9
        Class A Common shares

4.6     1994 Stock Option Plan                              Incorporated
                                                            by reference

4.7     First Amendment to the Forest City Enterprises,            10
        Inc. 1994 Stock Option Plan

4.8     First Amendment to Stock Option Agreement for              11
        Incentive Stock Option and Non-Qualified Agreement

5       Opinion Letter of William M. Warren                        13

23.1    Consent of PriceWaterhouseCoopers, Independent             14
        Public Accountants

23.2    Consent of William M. Warren (included in his              13
        opinion and filed as Exhibit 5 hereto)

24      Powers of Attorney                                         15

                                EXHIBIT NO. 4.3


     The Certificate of Amendment by Shareholders to the Amended Articles of Incorporation is a form prescribed by the Secretary of State of Ohio which has been completed to reflect the meeting of shareholders and the affirmative vote for the following resolution:


     RESOLVED:  That  Section  A of  Article  IV  of  the  Amended  Articles  of
                Incorporation shall be amended to read as follows:

                                   Article IV
                                 Capital Stock

A.  Authorized  Shares
The number of shares which the Corporation is authorized to have issued and outstanding is 137,000,000 shares consisting of 96,000,000 shares of Class A Common Stock with a par value of $.33 1/3 per share (hereinafter designated "Class A Common Stock"), 36,000,000 shares of Class B Common Stock with a par value of $.33 1/3 per share (hereinafter designated "Class B Common Stock"), and 5,000,000 shares of Preferred Stock without par value (hereinafter designated "Preferred Stock")

                                EXHIBIT NO. 4.5


     The Forest City Enterprises, Inc., Class A Certificate of Stock is green with a facsimile of the Statue of Liberty located at the top of the certificate. It exhibits the Corporate Seal, the CUSIP number, the number of shares of Class A Common Stock, certifies the the owner of those shares and is executed by the President and Secretary of the Company.

                               EXHIBIT NO. 4.7


                             FIRST AMENDMENT TO THE
                          FOREST CITY ENTERPRISES, INC.
                             1994 STOCK OPTION PLAN

     This  First   Amendment   (the  "First   Amendment")  to  the  Forest  City
Enterprises, Inc. 1994 Stock Option Plan (the "Plan") is made as of June 9, 1998 by the Compensation Committee of Forest City Enterprises, Inc. (the "Company").

                                   WITNESSETH:

     WHEREAS, the Company's Shareholders adopted the Plan on June 14, 1994 at the Annual Meeting of Shareholders; and

     WHEREAS, the Company's Board of Directors recommended the adoption of an amendment to the Plan to increase the number of share awards (the "Share Awards") by 750,000, thereby allowing for a total of 1,125,000 shares of Class A common stock to be awarded as stock options during the term of the Plan;

     NOW THEREFORE, the Compensation Committee of the Company's Board of Directors, pursuant to Shareholder approval, does hereby amend the Plan as follows:

         The 250,000 figure in the second sentence of Section 5B is hereby deleted and replaced with 1,125,000.

         THEREFORE, the amended Section 5B provision now reads as follows:

         B.       Shares Subject to the Plan
                  The aggregate number of shares that may be awarded as stock options during the term of the plan may not exceed 1,125,000 authorized but unissued shares or shares held by the Company in its Treasury, subject to adjustments described in section 9-A. The aggregate number of shares which may be awarded to an individual participant during the term of the plan is 25,000 shares, subject to adjustments described in section 9-A. If any stock option granted under the Plan shall terminate, expire or with the consent of the grantee, be canceled as to any shares, such shares shall again be available for grant under the Plan.

         Except as specifically modified herein, the Plan remains in full force and effect.
         IN WITNESS WHEREOF, the Compensation Committee of the Board of Directors of the Company has caused this First Amendment to be executed in several counterparts as of the date set forth above, each of which counterpart shall be deemed to be an original, and all of which shall collectively constitute an agreement, and the signature of any Director appearing on any counterpart shall be deemed to appear on all such counterparts.

                                  FOREST CITY ENTERPRISES, INC.
                                  Compensation Committee


                                  By:   /s/ JERRY V. JARRETT
                                        Jerry V. Jarrett, Director and Chairman


                                        /s/ SCOTT S. COWEN
                                        Scott S. Cowen, Director

                                        /s/ MICHAEL P. ESPOSITO, JR
                                        Michael P. Esposito, Jr., Director


                                        /s/ J MAURICE STRUCHEN
                                        J Maurice Struchen, Director

                              EXHIBIT NO. 4.8


                   FIRST AMENDMENT TO STOCK OPTION AGREEMENT


         THE UNDERSIGNED, Forest City Enterprises, Inc., an Ohio corporation of Cleveland (the "Company"), and ___________________, (the "Employee"), are executing this First Amendment to Stock Option Agreement (the "Amendment") effective as of the 17th day of February, 1997.

                               W I T N E S S E T H

         WHEREAS, the undersigned parties entered into that certain Agreement dated December 3, 1996 in which the Employee was granted an option to purchase under the 1994 Stock Option Plan (the "Plan") an aggregate of ________ shares of the presently authorized $.33-1/3 par value Class A Common Stock of the Company (the "Incentive Stock Option") at an option price of $43.125 per share, the price as of the close of business on September 9, 1996, (the "Option Price").

         WHEREAS, the Company granted a 3 for 2 stock split of the Class A Common Stock to all shareholders of record on February 3, 1997, to be effective February 17, 1997.

         WHEREAS, pursuant to Section 9 of the Plan and Section 8 of the Agreement, the Compensation Committee is authorized to adjust the number of Incentive Stock Option shares and the Option Price in relation to the 3 for 2 stock split.

          NOW THEREFORE, the undersigned parties agree to amend the Agreement as follows:

          1. Section 1, "Grant of Option" shall be deleted in its entirety and the following language shall be inserted:

                           1. GRANT OF OPTION. The Company grants to the Employee as of February 17, 1997 (the "Effective Date") an option to purchase under the 1994 Stock Option Plan (the "Plan") an aggregate of 900 shares of the presently authorized $.33-1/3 par value Class A Common Stock of the Company (the "Incentive Stock Option") which Incentive Stock Option, subject to all terms and conditions hereinafter set forth, shall be exercisable by the Employee over the option period as hereinafter described.

          2. Section 2, "Option Price" shall be deleted in its entirety and the following language shall be inserted:

                           2. OPTION PRICE. In connection with the 3 for 2 stock split of the Class A Common Stock, the Option Price with respect to the shares of stock covered by this Agreement (the "Option Shares") shall be $28.75 per share as of the Effective Date.

          3. A new Section 17 "Effective Date" shall be inserted and read as follows:

                           17.EFFECTIVE DATE. This Agreement is effective as of September 9, 1996.

          4.  Except  as  expressly   amended  herein,   the  Agreement  remains
          unmodified and in full force and effect.

         IN WITNESS WHEREOF, the undersigned have duly executed this First Amendment to Stock Option Agreement as of the _______ day of __________________, 1997.

                                        FOREST CITY ENTERPRISES, INC.


                                        /s/ THOMAS G. SMITH
                                        Thomas G. Smith, Chief Financial Officer
                                        and Senior Vice President


                                        -----------------------------------
                                        ___________________, Employee

                              EXHIBIT NO. 4.8


                    FIRST AMENDMENT TO STOCK OPTION AGREEMENT


         THE UNDERSIGNED, Forest City Enterprises, Inc., an Ohio corporation of Cleveland (the "Company"), and _____________, (the "Employee"), are executing this First Amendment to Stock Option Agreement (the "Amendment") effective as of the 17th day of February, 1997.

                               W I T N E S S E T H
         WHEREAS, the undersigned parties entered into that certain Agreement dated October 17, 1996 in which the Employee was granted a nonqualified option to purchase under the 1994 Stock Option Plan (the "Plan") an aggregate of ________ shares of the presently authorized $.33-1/3 par value Class A Common Stock of the Company (the "Nonqualified Stock Option") at an option price of $43.125 per share, the price as of the close of business on September 9, 1996, (the "Option Price").

         WHEREAS, the Company granted a 3 for 2 stock split of the Class A Common Stock to all shareholders of record on February 3, 1997, to be effective February 17, 1997.

         WHEREAS, pursuant to Section 9 of the Plan and Section 8 of the Agreement, the Compensation Committee is authorized to adjust the number of Nonqualified Stock Option shares and the Option Price in relation to the 3 for 2 stock split.

          NOW THEREFORE, the undersigned parties agree to amend the Agreement as follows:

          1. Section 1, "Grant of Option" shall be deleted in its entirety and the following language shall be inserted:

                           1. GRANT OF OPTION. The Company grants to the Employee as of February 17, 1997 (the "Effective Date") a nonqualified stock option to purchase under the 1994 Stock Option Plan (the "Plan") an aggregate of 9,000 shares of the presently authorized $.33-1/3 par value Class A Common Stock of the Company (the "Nonqualified Stock Option") which Nonqualified Stock Option, subject to all terms and conditions hereinafter set forth, shall be exercisable by the Employee over the option period as hereinafter discussed.

          2. Section 2, "Option Price" shall be deleted in its entirety and the following language shall be inserted:

                           2. OPTION PRICE. In connection with the 3 for 2 stock split of the Class A Common Stock, the Option Price with respect to the shares of stock covered by this Agreement (the "Option Shares") shall be $28.75 per share as of the Effective Date.

          3. Section 16, "Taxes/Governing Laws" shall be deleted in its entirety and the following language shall be inserted:

                           16. TAXES/GOVERNING LAWS. This nonqualified stock option is hereby designated as not constituting an
                           "incentive   stock  option"  within  the  meaning  of
                           section 422 of the Internal Revenue Code of 1986, as amended; this Agreement shall be interpreted and treated consistently with this designation. This Agreement shall be governed by the laws of the State of Ohio.

          4. A new Section 17 "Effective Date" shall be inserted and read as follows:.
                           17.EFFECTIVE DATE. This Agreement is effective as of September 9, 1996.


          5.   Except  as  expressly  amended  herein,   the  Agreement  remains
               unmodified and in full force and effect.

         IN WITNESS WHEREOF, the undersigned have duly executed this First Amendment to Stock Option Agreement as of the _______ day of __________________, 1997.
                                        FOREST CITY ENTERPRISES, INC.


                                        /s/ THOMAS G. SMITH
                                        Thomas G. Smith, Chief Financial Officer
                                        and Senior Vice President


                                        -----------------------------------
                                        _______________, Employee

                             EXHIBIT NOS. 5 and 23.2

                                August 19, 1998

Securities and Exchange Commission
450 5th Street, N.W., Judiciary Plaza
Washington, D.C. 20549

Re:      Forest City Enterprises, Inc. 1994 Stock Option Plan

Ladies and Gentlemen:

As Senior Vice President, General Counsel and Secretary for Forest City Enterprises, Inc., I am familiar with the Forest City Enterprises, Inc. 1994 Stock Option Plan (the "Plan") and the 2,250,000 shares permitted to be awarded under the Plan (the "Shares").

I have also made such further investigation as I have deemed necessary to express the opinions herein stated.

I am of the opinion that the Shares which are hereafter issued upon exercise of options duly granted under and in accordance with the terms of the Plan will, upon the payment of the consideration therefor required by the terms of the Plan, be duly and validly issued, fully paid and non-assessable.

I consent to the use of this opinion as an Exhibit to the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the Shares registered thereunder, and to any references to me in such Registration Statement.

The foregoing opinions are limited to the laws of the State of Ohio and the Federal laws of the United States. This opinion is limited to the matters stated herein as of the date hereof. I disavow any obligation to update this opinion or advise you of any changes in my opinion in the event of changes in applicable laws or facts or if additional or newly discovered information is brought to my attention. This opinion is provided to you as a legal opinion only and not a guaranty or warranty of the matters discussed herein or in the documents referred to herein.

This opinion is solely for the benefit of the Securities and Exchange Commission and may not be relied upon by, or communicated to, and other person or used for any purpose other than in connection with the issuance of Class A Common shares pursuant to the Plan.

                                      Very truly yours,

                                      /s/ WILLIAM. M. WARREN
                                      William M. Warren
                                      Senior Vice President, General Counsel and
                                      Secretary

                            EXHIBIT NO. 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Forest City Enterprises, Inc. and subsidiaries on Form S-8 of our report dated March 11, 1998, except for Notes F, G and Q as to which the date is April 20, 1998 on our audits of the consolidated financial statements and financial statement schedules of Forest City Enterprises, Inc. and subsidiaries as of January 31, 1998 and 1997, and for the years ended January 31, 1998, 1997 and 1996, which report is incorporated by reference in the Annual Report on Form 10-K of Forest City Enterprises, Inc. and subsidiaries for the year fiscal ended January 31, 1998.

                                        PriceWaterhouseCoopers


Cleveland, Ohio
August 19, 1998

                               EXHIBIT NO. 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint CHARLES A. RATNER, THOMAS G. SMITH and WILLIAM M. WARREN, or any of them, with full power of substitution and resubstitution, as his true and lawful attorney and agent to do any and all acts and things, and execute any or all instruments which said attorney and agent may deem necessary and advisable to enable him to comply with the Securities and Exchange Act of 1933 and any rules and regulations of the Securities and Exchange Commission promulgated thereunder in connection with the registration of common stock or other securities of Forest City Enterprises, Inc. (the "Company"), including specifically, but without limitation thereof, power of attorney to sign his name to a Form S-8 Registration Statement, and any amendments or supplements and any applications or other documents filed in connection thereto, to be filed with the Securities and Exchange Commission in respect of common stock or other securities which the Company grants under its 1994 Stock Option Plan, and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney on this 29th day of June, 1998.


                                            ------------------------------------
                                             SCOTT S. COWEN


STATE OF OHIO              )
                                    )       SS:
COUNTY OF CUYAHOGA         )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named SCOTT S. COWEN, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

         I have hereunto set my hand and official seal at ___________________, Ohio, this 29th day of June, 1998.


                                            ------------------------------------
                                             Notary Public

                               EXHIBIT NO. 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint CHARLES A. RATNER, THOMAS G. SMITH and WILLIAM M. WARREN, or any of them, with full power of substitution and resubstitution, as his true and lawful attorney and agent to do any and all acts and things, and execute any or all instruments which said attorney and agent may deem necessary and advisable to enable him to comply with the Securities and Exchange Act of 1933 and any rules and regulations of the Securities and Exchange Commission promulgated thereunder in connection with the registration of common stock or other securities of Forest City Enterprises, Inc. (the "Company"), including specifically, but without limitation thereof, power of attorney to sign his name to a Form S-8 Registration Statement, and any amendments or supplements and any applications or other documents filed in connection thereto, to be filed with the Securities and Exchange Commission in respect of common stock or other securities which the Company grants under its 1994 Stock Option Plan, and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney on this 25th day of June, 1998.


                                            ------------------------------------
                                            MICHAEL P. ESPOSITO, JR.


STATE OF OHIO              )
                                    )       SS:
COUNTY OF CUYAHOGA         )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named MICHAEL P. ESPOSITO, JR., who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

         I have hereunto set my hand and official seal at ___________________, Ohio, this 25th day of June, 1998.


                                            ------------------------------------
                                            Notary Public

                               EXHIBIT NO. 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint CHARLES A. RATNER, THOMAS G. SMITH and WILLIAM M. WARREN, or any of them, with full power of substitution and resubstitution, as his true and lawful attorney and agent to do any and all acts and things, and execute any or all instruments which said attorney and agent may deem necessary and advisable to enable him to comply with the Securities and Exchange Act of 1933 and any rules and regulations of the Securities and Exchange Commission promulgated thereunder in connection with the registration of common stock or other securities of Forest City Enterprises, Inc. (the "Company"), including specifically, but without limitation thereof, power of attorney to sign his name to a Form S-8 Registration Statement, and any amendments or supplements and any applications or other documents filed in connection thereto, to be filed with the Securities and Exchange Commission in respect of common stock or other securities which the Company grants under its 1994 Stock Option Plan, and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney on this 30th day of June, 1998.


                                            ------------------------------------
                                            JERRY V. JARRETT


STATE OF OHIO              )
                                    )       SS:
COUNTY OF CUYAHOGA         )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named JERRY V. JARRETT, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

         I have hereunto set my hand and official seal at ___________________, Ohio, this 30th day of June, 1998.


                                            ------------------------------------
                                            Notary Public

                               EXHIBIT NO. 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint CHARLES A. RATNER and THOMAS G. SMITH or either of them, with full power of substitution and resubstitution, as his true and lawful attorney and agent to do any and all acts and things, and execute any or all instruments which said attorney and agent may deem necessary and advisable to enable him to comply with the Securities and Exchange Act of 1933 and any rules and regulations of the Securities and Exchange Commission promulgated thereunder in connection with the registration of common stock or other securities of Forest City Enterprises, Inc. (the "Company"), including specifically, but without limitation thereof, power of attorney to sign his name to a Form S-8 Registration Statement, and any amendments or supplements and any applications or other documents filed in connection thereto, to be filed with the Securities and Exchange Commission in respect of common stock or other securities which the Company grants under its 1994 Stock Option Plan, and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney on this 7th day of July, 1998.


                                            ------------------------------------
                                            SAMUEL H. MILLER


STATE OF OHIO              )
                                    )       SS:
COUNTY OF CUYAHOGA         )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named SAMUEL H. MILLER, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

         I have hereunto set my hand and official seal at ___________________, Ohio, this 7th day of July, 1998.


                                            ------------------------------------
                                            Notary Public

                               EXHIBIT NO. 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint CHARLES A. RATNER, THOMAS G. SMITH and WILLIAM M. WARREN, or any of them, with full power of substitution and resubstitution, as his true and lawful attorney and agent to do any and all acts and things, and execute any or all instruments which said attorney and agent may deem necessary and advisable to enable him to comply with the Securities and Exchange Act of 1933 and any rules and regulations of the Securities and Exchange Commission promulgated thereunder in connection with the registration of common stock or other securities of Forest City Enterprises, Inc. (the "Company"), including specifically, but without limitation thereof, power of attorney to sign his name to a Form S-8 Registration Statement, and any amendments or supplements and any applications or other documents filed in connection thereto, to be filed with the Securities and Exchange Commission in respect of common stock or other securities which the Company grants under its 1994 Stock Option Plan, and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney on this 24th day of June, 1998.


                                            ------------------------------------
                                            ALBERT B. RATNER


STATE OF OHIO              )
                                    )       SS:
COUNTY OF CUYAHOGA         )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named ALBERT B. RATNER, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

         I have hereunto set my hand and official seal at ___________________, Ohio, this 24th day of June, 1998.


                                            ------------------------------------
                                            Notary Public

                               EXHIBIT NO. 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint CHARLES A. RATNER, THOMAS G. SMITH and WILLIAM M. WARREN, or any of them, with full power of substitution and resubstitution, as his true and lawful attorney and agent to do any and all acts and things, and execute any or all instruments which said attorney and agent may deem necessary and advisable to enable him to comply with the Securities and Exchange Act of 1933 and any rules and regulations of the Securities and Exchange Commission promulgated thereunder in connection with the registration of common stock or other securities of Forest City Enterprises, Inc. (the "Company"), including specifically, but without limitation thereof, power of attorney to sign his name to a Form S-8 Registration Statement, and any amendments or supplements and any applications or other documents filed in connection thereto, to be filed with the Securities and Exchange Commission in respect of common stock or other securities which the Company grants under its 1994 Stock Option Plan, and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney on this 29th day of June, 1998.


                                            ------------------------------------
                                            BRIAN J. RATNER


STATE OF OHIO              )
                                    )       SS:
COUNTY OF CUYAHOGA         )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named BRIAN J. RATNER, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

         I have hereunto set my hand and official seal at ___________________, Ohio, this 29th day of June, 1998.


                                            ------------------------------------
                                            Notary Public

                               EXHIBIT NO. 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint THOMAS G. SMITH and WILLIAM M. WARREN, or either of them, with full power of substitution and resubstitution, as his true and lawful attorney and agent to do any and all acts and things, and execute any or all instruments which said attorney and agent may deem necessary and advisable to enable him to comply with the Securities and Exchange Act of 1933 and any rules and regulations of the Securities and Exchange Commission promulgated thereunder in connection with the registration of common stock or other securities of Forest City Enterprises, Inc. (the "Company"), including specifically, but without limitation thereof, power of attorney to sign his name to a Form S-8 Registration Statement, and any amendments or supplements and any applications or other documents filed in connection thereto, to be filed with the Securities and Exchange Commission in respect of common stock or other securities which the Company grants under its 1994 Stock Option Plan, and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney on this 24th day of June, 1998.


                                            ------------------------------------
                                            CHARLES A. RATNER


STATE OF OHIO              )
                                    )       SS:
COUNTY OF CUYAHOGA         )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named CHARLES A. RATNER, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

         I have hereunto set my hand and official seal at ___________________, Ohio, this 24th day of June, 1998.


                                            ------------------------------------
                                            Notary Public

                               EXHIBIT NO. 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint CHARLES A. RATNER, THOMAS G. SMITH and WILLIAM M. WARREN, or any of them, with full power of substitution and resubstitution, as his true and lawful attorney and agent to do any and all acts and things, and execute any or all instruments which said attorney and agent may deem necessary and advisable to enable him to comply with the Securities and Exchange Act of 1933 and any rules and regulations of the Securities and Exchange Commission promulgated thereunder in connection with the registration of common stock or other securities of Forest City Enterprises, Inc. (the "Company"), including specifically, but without limitation thereof, power of attorney to sign his name to a Form S-8 Registration Statement, and any amendments or supplements and any applications or other documents filed in connection thereto, to be filed with the Securities and Exchange Commission in respect of common stock or other securities which the Company grants under its 1994 Stock Option Plan, and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney on this 25th day of June, 1998.


                                            ------------------------------------
                                            JAMES A. RATNER


STATE OF OHIO              )
                                    )       SS:
COUNTY OF CUYAHOGA         )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named JAMES A. RATNER, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

         I have hereunto set my hand and official seal at ___________________, Ohio, this 25th day of June, 1998.


                                            ------------------------------------
                                            Notary Public

                               EXHIBIT NO. 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint CHARLES A. RATNER, THOMAS G. SMITH and WILLIAM M. WARREN, or any of them, with full power of substitution and resubstitution, as his true and lawful attorney and agent to do any and all acts and things, and execute any or all instruments which said attorney and agent may deem necessary and advisable to enable him to comply with the Securities and Exchange Act of 1933 and any rules and regulations of the Securities and Exchange Commission promulgated thereunder in connection with the registration of common stock or other securities of Forest City Enterprises, Inc. (the "Company"), including specifically, but without limitation thereof, power of attorney to sign his name to a Form S-8 Registration Statement, and any amendments or supplements and any applications or other documents filed in connection thereto, to be filed with the Securities and Exchange Commission in respect of common stock or other securities which the Company grants under its 1994 Stock Option Plan, and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney on this 25th day of June, 1998.


                                            ------------------------------------
                                            RONALD A. RATNER


STATE OF OHIO              )
                                    )       SS:
COUNTY OF CUYAHOGA         )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named RONALD A. RATNER, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

         I have hereunto set my hand and official seal at ___________________, Ohio, this 25th day of June, 1998.


                                            ------------------------------------
                                            Notary Public

                               EXHIBIT NO. 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint CHARLES A. RATNER, THOMAS G. SMITH and WILLIAM M. WARREN, or any of them, with full power of substitution and resubstitution, as her true and lawful attorney and agent to do any and all acts and things, and execute any or all instruments which said attorney and agent may deem necessary and advisable to enable her to comply with the Securities and Exchange Act of 1933 and any rules and regulations of the Securities and Exchange Commission promulgated thereunder in connection with the registration of common stock or other securities of Forest City Enterprises, Inc. (the "Company"), including specifically, but without limitation thereof, power of attorney to sign his name to a Form S-8 Registration Statement, and any amendments or supplements and any applications or other documents filed in connection thereto, to be filed with the Securities and Exchange Commission in respect of common stock or other securities which the Company grants under its 1994 Stock Option Plan, and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney on this 25th day of June, 1998.


                                            ------------------------------------
                                            DEBORAH RATNER SALZBERG


STATE OF OHIO              )
                                    )       SS:
COUNTY OF CUYAHOGA         )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named DEBORAH RATNER SALZBERG, who acknowledged that she did sign the foregoing instrument and that the same is her free act and deed.

         I have hereunto set my hand and official seal at ___________________, Ohio, this 25th day of June, 1998.


                                            ------------------------------------
                                            Notary Public

                               EXHIBIT NO. 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint CHARLES A. RATNER, THOMAS G. SMITH and WILLIAM M. WARREN, or any of them, with full power of substitution and resubstitution, as her true and lawful attorney and agent to do any and all acts and things, and execute any or all instruments which said attorney and agent may deem necessary and advisable to enable her to comply with the Securities and Exchange Act of 1933 and any rules and regulations of the Securities and Exchange Commission promulgated thereunder in connection with the registration of common stock or other securities of Forest City Enterprises, Inc. (the "Company"), including specifically, but without limitation thereof, power of attorney to sign his name to a Form S-8 Registration Statement, and any amendments or supplements and any applications or other documents filed in connection thereto, to be filed with the Securities and Exchange Commission in respect of common stock or other securities which the Company grants under its 1994 Stock Option Plan, and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney on this 24th day of June, 1998.


                                            ------------------------------------
                                            JOAN SHAFRAN


STATE OF MASSACHUSETTS     )
                                            )        SS:
COUNTY OF SUFFOLK          )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named JOAN SHAFRAN, who acknowledged that she did sign the foregoing instrument and that the same is her free act and deed.

         I have hereunto set my hand and official seal at ___________________, Massachusetts, this 24th day of June, 1998.


                                             -----------------------------------
                                             Notary Public

                               EXHIBIT NO. 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint CHARLES A. RATNER, THOMAS G. SMITH and WILLIAM M. WARREN, or any of them, with full power of substitution and resubstitution, as his true and lawful attorney and agent to do any and all acts and things, and execute any or all instruments which said attorney and agent may deem necessary and advisable to enable him to comply with the Securities and Exchange Act of 1933 and any rules and regulations of the Securities and Exchange Commission promulgated thereunder in connection with the registration of common stock or other securities of Forest City Enterprises, Inc. (the "Company"), including specifically, but without limitation thereof, power of attorney to sign his name to a Form S-8 Registration Statement, and any amendments or supplements and any applications or other documents filed in connection thereto, to be filed with the Securities and Exchange Commission in respect of common stock or other securities which the Company grants under its 1994 Stock Option Plan, and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney on this 29th day of June, 1998.


                                             -----------------------------------
                                             J MAURICE STRUCHEN


STATE OF OHIO              )
                                    )       SS:
COUNTY OF CUYAHOGA         )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named J MAURICE STRUCHEN, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

         I have hereunto set my hand and official seal at ___________________, Ohio, this 29th day of June, 1998.


                                             -----------------------------------
                                             Notary Public

                               EXHIBIT NO. 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint CHARLES A. RATNER and WILLIAM M. WARREN, or either of them, with full power of substitution and resubstitution, as his true and lawful attorney and agent to do any and all acts and things, and execute any or all instruments which said attorney and agent may deem necessary and advisable to enable him to comply with the Securities and Exchange Act of 1933 and any rules and regulations of the Securities and Exchange Commission promulgated thereunder in connection with the registration of common stock or other securities of Forest City Enterprises, Inc. (the "Company"), including specifically, but without limitation thereof, power of attorney to sign his name to a Form S-8 Registration Statement, and any amendments or supplements and any applications or other documents filed in connection thereto, to be filed with the Securities and Exchange Commission in respect of common stock or other securities which the Company grants under its 1994 Stock Option Plan, and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney on this 25th day of June, 1998.


                                             -----------------------------------
                                             THOMAS G. SMITH


STATE OF OHIO              )
                                    )       SS:
COUNTY OF CUYAHOGA         )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named THOMAS G. SMITH, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

         I have hereunto set my hand and official seal at ___________________, Ohio, this 25th day of June, 1998.


                                             -----------------------------------
                                             Notary Public

                               EXHIBIT NO. 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint CHARLES A. RATNER and THOMAS G. SMITH, or any of them, with full power of substitution and resubstitution, as his true and lawful attorney and agent to do any and all acts and things, and execute any or all instruments which said attorney and agent may deem necessary and advisable to enable him to comply with the Securities and Exchange Act of 1933 and any rules and regulations of the Securities and Exchange Commission promulgated thereunder in connection with the registration of common stock or other securities of Forest City Enterprises, Inc. (the "Company"), including specifically, but without limitation thereof, power of attorney to sign his name to a Form S-8 Registration Statement, and any amendments or supplements and any applications or other documents filed in connection thereto, to be filed with the Securities and Exchange Commission in respect of common stock or other securities which the Company grants under its 1994 Stock Option Plan, and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney on this 25th day of June, 1998.


                                             -----------------------------------
                                             WILLIAM M. WARREN


STATE OF OHIO              )
                                    )       SS:
COUNTY OF CUYAHOGA         )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named WILLIAM M. WARREN, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

         I have hereunto set my hand and official seal at ___________________, Ohio, this 25th day of June, 1998.


                                             -----------------------------------
                                             Notary Public

                               EXHIBIT NO. 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint CHARLES A. RATNER, THOMAS G. SMITH and WILLIAM M. WARREN, or any of them, with full power of substitution and resubstitution, as her true and lawful attorney and agent to do any and all acts and things, and execute any or all instruments which said attorney and agent may deem necessary and advisable to enable her to comply with the Securities and Exchange Act of 1933 and any rules and regulations of the Securities and Exchange Commission promulgated thereunder in connection with the registration of common stock or other securities of Forest City Enterprises, Inc. (the "Company"), including specifically, but without limitation thereof, power of attorney to sign his name to a Form S-8 Registration Statement, and any amendments or supplements and any applications or other documents filed in connection thereto, to be filed with the Securities and Exchange Commission in respect of common stock or other securities which the Company grants under its 1994 Stock Option Plan, and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney on this 2nd day of July, 1998.


                                             -----------------------------------
                                             LINDA M. KANE


STATE OF OHIO              )
                                    )       SS:
COUNTY OF CUYAHOGA         )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named LINDA M. KANE, who acknowledged that she did sign the foregoing instrument and that the same is her free act and deed.

         I have hereunto set my hand and official seal at ___________________, Ohio, this 2nd day of July, 1998.


                                             -----------------------------------
                                             Notary Public

                                                                    2
                               EXHIBIT NO. 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint CHARLES A. RATNER, THOMAS G. SMITH and WILLIAM M. WARREN, or any of them, with full power of substitution and resubstitution, as her true and lawful attorney and agent to do any and all acts and things, and execute any or all instruments which said attorney and agent may deem necessary and advisable to enable her to comply with the Securities and Exchange Act of 1933 and any rules and regulations of the Securities and Exchange Commission promulgated thereunder in connection with the registration of common stock or other securities of Forest City Enterprises, Inc. (the "Company"), including specifically, but without limitation thereof, power of attorney to sign his name to a Form S-8 Registration Statement, and any amendments or supplements and any applications or other documents filed in connection thereto, to be filed with the Securities and Exchange Commission in respect of common stock or other securities which the Company grants under its 1994 Stock Option Plan, and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney on this 24th day of June, 1998.


                                             -----------------------------------
                                             MINTA MONCHEIN


STATE OF OHIO              )
                                    )       SS:
COUNTY OF CUYAHOGA         )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named MINTA MONCHEIN, who acknowledged that she did sign the foregoing instrument and that the same is her free act and deed.

         I have hereunto set my hand and official seal at ___________________, Ohio, this 24th day of June, 1998.


                                             -----------------------------------
                                             Notary Public

                               EXHIBIT NO. 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint CHARLES A. RATNER, THOMAS G. SMITH and WILLIAM M. WARREN, or any of them, with full power of substitution and resubstitution, as his true and lawful attorney and agent to do any and all acts and things, and execute any or all instruments which said attorney and agent may deem necessary and advisable to enable him to comply with the Securities and Exchange Act of 1933 and any rules and regulations of the Securities and Exchange Commission promulgated thereunder in connection with the registration of common stock or other securities of Forest City Enterprises, Inc. (the "Company"), including specifically, but without limitation thereof, power of attorney to sign his name to a Form S-8 Registration Statement, and any amendments or supplements and any applications or other documents filed in connection thereto, to be filed with the Securities and Exchange Commission in respect of common stock or other securities which the Company grants under its 1994 Stock Option Plan, and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this power of attorney on this 24th day of June, 1998.


                                             -----------------------------------
                                             ALLAN C. KRULAK


STATE OF OHIO              )
                                    )       SS:
COUNTY OF CUYAHOGA         )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named ALLAN C. KRULAK, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

         I have hereunto set my hand and official seal at ___________________, Ohio, this 24th day of June, 1998.


                                             -----------------------------------
                                             Notary Public